New York Mortgage Trust Reports
Fourth Quarter and Full Year 2023 Results

NEW YORK, February 21, 2024 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2023.

Summary of Fourth Quarter and Full Year 2023:
(dollar amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2023 (1)	For the Twelve Months Ended December 31, 2023 (1)
Net income (loss) attributable to Company's common stockholders	$31,465	$(90,035)
Net income (loss) attributable to Company's common stockholders per share (basic)	$0.35	$(0.99)
Undepreciated earnings (loss) (2)	$33,697	$(81,321)
Undepreciated earnings (loss) per common share (2)	$0.37	$(0.89)
Comprehensive income (loss) attributable to Company's common stockholders	$33,288	$(88,069)
Comprehensive income (loss) attributable to Company's common stockholders per share (basic)	$0.37	$(0.97)
Yield on average interest earning assets (2) (3)	6.21%	6.14%
Interest income	$78,789	$258,660
Interest expense	$61,989	$192,134
Net interest income	$16,800	$66,526
Net interest spread (2) (4)	1.02%	0.74%
Book value per common share at the end of the period	$11.31	$11.31
Adjusted book value per common share at the end of the period (2)	$12.66	$12.66
Economic return on book value (5)	2.22%	(5.73)%
Economic return on adjusted book value (6)	(0.54)%	(12.78)%
Dividends per common share	$0.20	$1.20

(1)For all periods presented, all per common share amounts and common shares outstanding have been adjusted to reflect the Company’s one-for-four reverse stock split which was effected on March 9, 2023.
(2)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(3)Calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company.
(4)Our calculation of net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(5)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(6)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Fourth Quarter 2023

•Purchased approximately $416.4 million of Agency RMBS and approximately $237.7 million in residential loans.

•Sold investment securities for approximately $39.3 million in proceeds.

•Received approximately $29.8 million in proceeds from the redemption of a Mezzanine Lending investment.

•Renewed and amended repurchase agreements for residential loans and single-family rental properties with existing counterparties increasing maximum aggregate purchase price to $2.2 billion.

•Suspended the marketing of nine multi-family properties held by joint venture equity investments that were in disposal group held for sale primarily due to unfavorable market conditions and a lack of transactional activity in the multi-family market which resulted in a loss upon reclassification of these investments from disposal group held for sale to held and used of approximately $16.2 million.

Full Year 2023 Investing Activities

•Purchased approximately $2.0 billion of Agency RMBS and approximately $620.3 million in residential loans.

•Sold investment securities for approximately $64.7 million in proceeds and residential loans for approximately $25.1 million in proceeds.

•Funded approximately $55.9 million of Mezzanine Lending investments. Received approximately $94.6 million in proceeds from redemptions of Mezzanine Lending investments.

•Sold five multi-family properties held by joint venture equity investments representing total net equity investments of $43.2 million.

•Repurchased $59.9 million par value of our residential loan securitization CDOs for approximately $58.4 million.

•Recognized $89.5 million of impairment losses due to declines in estimated fair value of multi-family properties held by joint venture equity investments in disposal group held for sale driven by wider cap rates and lower net operating income at the properties.

Full Year 2023 Financing Activities

•Obtained approximately $84.9 million of financing for residential loans through a repurchase agreement with a new counterparty.

•Obtained approximately $74.3 million of financing for single-family rental properties through a repurchase agreement with an existing counterparty.

•Effected a one-for-four reverse stock split of our issued, outstanding and authorized shares of common stock.

•Announced upsize of common stock repurchase program to $246.0 million and authorized preferred stock repurchase program under which the Company may repurchase up to $100.0 million of the Company’s preferred stock.

•Repurchased 937,850 shares of common stock pursuant to common stock repurchase program for approximately $8.6 million at an average repurchase price of $9.19 per common share and 120,580 shares of preferred stock pursuant to preferred stock repurchase program for approximately $2.4 million at an average repurchase price of $20.29 per preferred share.

Subsequent Developments

•Completed a securitization of business purpose loans, resulting in approximately $223.2 million in net proceeds to us after deducting estimated expenses associated with the transaction. We utilized the net proceeds to repay approximately $136.6 million on outstanding repurchase agreements related to residential loans.

•On February 21, 2024, we announced that our Board of Directors approved extensions of our common stock repurchase program, under which $193.2 million of the approved amount remained available for repurchase, and our preferred stock repurchase program, under which $97.6 million of the approved amount remained available for repurchase. The expiration dates of both stock repurchase programs were extended from March 31, 2024 to March 31, 2025.

Management Overview

Jason Serrano, Chief Executive Officer, commented: "The end of an economic cycle often generates heightened macroeconomic volatility as we approach inflection points in the market. Over the past few months, market developments may be illustrative of these trends. Volatility was high in the latter half of last year, then shifted lower as the Fed pivoted to a more dovish stance at the end of 2023. However, as 2024 began, longer-term Treasury yields rose, accompanied by a shift in the intermediate yield curve towards a more positive slope due to renewed inflation concerns.

A prevailing issue confounding rate expectations arises from U.S. government deficit spending that has failed to subside to sustainable levels. An increased U.S. debt burden has the potential to crowd out market investment activity. In addition, a dislocated commercial real estate market with approximately $2.8 trillion of loans maturing over the next four years presents significant challenges, particularly for banks. Liquidity in the credit markets has the potential to become strained pushing out the return horizon for investors and providing more attractive entry points at higher returns for NYMT.

In hindsight, the past decision to reduce portfolio risk and increase liquidity turned out to be premature and consequently lowered Company earnings throughout 2023. However, we believe this approach will yield improved results not only this year, but has the potential to enhance results in the years ahead as trillions of dollars of maturing commercial real estate debt is sorted out."

Capital Allocation

The following table sets forth, by investment category, our allocated capital at December 31, 2023 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Corporate/Other	Total
Residential loans	$3,084,303	$—	$—	$3,084,303
Consolidated SLST CDOs	(593,737)	—	—	(593,737)
Investment securities available for sale	2,013,817	—	—	2,013,817
Multi-family loans	—	95,792	—	95,792
Equity investments	—	109,962	37,154	147,116
Equity investments in consolidated multi-family properties (2)	—	211,214	—	211,214
Equity investments in disposal group held for sale (3)	—	36,815	—	36,815
Single-family rental properties	151,885	—	—	151,885
Total investment portfolio carrying value	4,656,268	453,783	37,154	5,147,205
Liabilities:
Repurchase agreements	(2,471,113)	—	—	(2,471,113)
Residential loan securitization CDOs	(1,276,780)	—	—	(1,276,780)
Senior unsecured notes	—	—	(98,111)	(98,111)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	139,562	—	175,468	315,030
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	—	(30,062)	—	(30,062)
Other	74,716	(1,352)	(34,921)	38,443
Net Company capital allocated	$1,122,653	$422,369	$34,590	$1,579,612

Company Recourse Leverage Ratio (5)				1.6	x
Portfolio Recourse Leverage Ratio (6)				1.5	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Consolidated SLST is primarily presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2023 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the securitization with an aggregate net carrying value of $157.2 million.
(2)Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements.
(3)Represents the Company's equity investments in consolidated multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements.
(4)Excludes cash in the amount of $21.3 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $143.5 million is included in the Company's accompanying consolidated balance sheets in other assets.
(5)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company’s total stockholders’ equity. Does not include non-recourse repurchase agreement financing amounting to $149.7 million, Consolidated SLST CDOs amounting to $593.7 million, residential loan securitization CDOs amounting to $1.3 billion and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $1.2 billion as they are non-recourse debt.
(6)Represents the Company's outstanding recourse repurchase agreement financing divided by the Company’s total stockholders’ equity.

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost and net interest spread for the three months ended December 31, 2023 (dollar amounts in thousands):

Three Months Ended December 31, 2023

	Single-Family (8)	Multi- Family	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$69,851	$2,670	$—	$72,521
Adjusted Interest Expense (1)	(45,518)	—	(3,512)	(49,030)
Adjusted Net Interest Income (1)	$24,333	$2,670	$(3,512)	$23,491

Average Interest Earning Assets (3)	$4,569,863	$99,509	$1,000	$4,670,372
Average Interest Bearing Liabilities (4)	$3,526,749	$—	$219,739	$3,746,488

Yield on Average Interest Earning Assets (1) (5)	6.11%	10.65%	—	6.21%
Average Financing Cost (1) (6)	(5.12)%	—	(6.34)%	(5.19)%
Net Interest Spread (1) (7)	0.99%	10.65%	(6.34)%	1.02%
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements, residential loan securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the respective periods.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.
(8)The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST and are not owned by the Company. We calculate adjusted interest income by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs and adjusted interest expense by excluding, among other things, the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company in adjusted net interest income.

Conference Call

On Thursday, February 22, 2024 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2023. To access the conference call, please pre-register at https://register.vevent.com/register/BI35b68b34217e471db72c3330971b7fb4. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com or at https://edge.media-server.com/mmc/p/tcaueoqt/. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Full year 2023 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which is expected to be filed with the Securities and Exchange Commission on or about February 23, 2024. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally-managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST and the Company's residential loans held in securitization trusts that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to a Freddie Mac-sponsored residential loan securitization, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; “Mezzanine Lending” refers, collectively, to preferred equity and mezzanine loan investments; “Multi-Family” portfolio includes multi-family CMBS, Mezzanine Lending and certain equity investments in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes ABS and an equity investment in an entity that originates residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it, including the disposition over time of its joint venture equity investments; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments in the value of the collateral underlying the Company's investments; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Residential loans, at fair value	$3,084,303	$3,525,080
Investment securities available for sale, at fair value	2,013,817	99,559
Multi-family loans, at fair value	95,792	87,534
Equity investments, at fair value	147,116	179,746
Cash and cash equivalents	187,107	244,718
Real estate, net	1,131,819	692,968
Assets of disposal group held for sale	426,017	1,151,784
Other assets	315,357	259,356
Total Assets (1)	$7,401,328	$6,240,745
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$2,471,113	$737,023
Collateralized debt obligations ($593,737 at fair value and $1,276,780 at amortized cost, net as of December 31, 2023 and $634,495 at fair value and $1,468,222 at amortized cost, net as of December 31, 2022)	1,870,517	2,102,717
Senior unsecured notes	98,111	97,384
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	784,421	394,707
Liabilities of disposal group held for sale	386,024	883,812
Other liabilities	118,016	115,991
Total liabilities (1)	5,773,202	4,376,634

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	28,061	63,803

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 shares authorized, 22,164,414 and 22,284,994 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively ($554,110 and $557,125 aggregate liquidation preference as of December 31, 2023 and December 31, 2022, respectively)	535,445	538,351
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 90,675,403 and 91,193,688 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	907	912
Additional paid-in capital	2,297,081	2,282,691
Accumulated other comprehensive loss	(4)	(1,970)
Accumulated deficit	(1,253,817)	(1,052,768)
Company's stockholders' equity	1,579,612	1,767,216
Non-controlling interests	20,453	33,092
Total equity	1,600,065	1,800,308
Total Liabilities and Equity	$7,401,328	$6,240,745
(1)Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2023 and December 31, 2022, assets of consolidated VIEs totaled $3,816,777 and $4,261,097, respectively, and the liabilities of consolidated VIEs totaled $3,076,818 and $3,403,257, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2023	2022	2023	2022
NET INTEREST INCOME:
Interest income	$78,789	$62,948	$258,660	$258,388
Interest expense	61,989	40,651	192,134	129,419
Total net interest income	16,800	22,297	66,526	128,969

NET LOSS FROM REAL ESTATE:
Rental income	33,630	35,514	141,057	126,293
Other real estate income	9,231	3,900	30,717	15,363
Total income from real estate	42,861	39,414	171,774	141,656
Interest expense, mortgages payable on real estate	22,063	19,566	90,221	56,011
Depreciation and amortization	6,249	5,910	24,620	126,824
Other real estate expenses	21,356	20,884	88,235	72,400
Total expenses related to real estate	49,668	46,360	203,076	255,235
Total net loss from real estate	(6,807)	(6,946)	(31,302)	(113,579)

OTHER INCOME (LOSS):
Realized (losses) gains, net	(24,839)	758	(27,059)	26,625
Unrealized gains (losses), net	152,934	(43,932)	97,196	(347,363)
(Losses) gains on derivative instruments, net	(64,582)	2,263	(26,378)	27,206
Income from equity investments	8,562	4,018	17,785	15,074
Impairment of real estate	(18,252)	(2,449)	(89,548)	(2,449)
Loss on reclassification of disposal group	(16,163)	—	(16,163)	—
Other income	3,025	3,460	4,736	18,738
Total other income (loss)	40,685	(35,882)	(39,431)	(262,169)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	11,741	13,297	49,565	52,440
Portfolio operating expenses	6,072	8,585	23,952	40,888
Total general, administrative and operating expenses	17,813	21,882	73,517	93,328

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	32,865	(42,413)	(77,724)	(340,107)
Income tax expense	134	804	75	542

NET INCOME (LOSS)	32,731	(43,217)	(77,799)	(340,649)
Net loss attributable to non-controlling interests	9,177	5,635	29,134	42,044
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY	41,908	(37,582)	(48,665)	(298,605)
Preferred stock dividends	(10,443)	(10,494)	(41,837)	(41,972)
Gain on repurchase of preferred stock	—	—	467	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$31,465	$(48,076)	$(90,035)	$(340,577)

Basic earnings (loss) per common share	$0.35	$(0.52)	$(0.99)	$(3.61)
Diluted earnings (loss) per common share	$0.35	$(0.52)	$(0.99)	$(3.61)
Weighted average shares outstanding-basic	90,683	92,548	91,042	94,322
Weighted average shares outstanding-diluted	91,189	92,548	91,042	94,322

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS (LOSS)
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest income	$78,789	$65,195	$57,540	$57,136	$62,948
Interest expense	61,989	48,406	42,404	39,335	40,651
Total net interest income	16,800	16,789	15,136	17,801	22,297
Total net loss from real estate	(6,807)	(7,788)	(7,755)	(8,951)	(6,946)
Total other income (loss)	40,685	(85,943)	(19,254)	25,081	(35,882)
Total general, administrative and operating expenses	17,813	16,987	18,965	19,753	21,882
Income (loss) from operations before income taxes	32,865	(93,929)	(30,838)	14,178	(42,413)
Income tax expense (benefit)	134	(56)	(18)	16	804
Net income (loss)	32,731	(93,873)	(30,820)	14,162	(43,217)
Net loss attributable to non-controlling interests	9,177	9,364	3,892	6,701	5,635
Net income (loss) attributable to Company	41,908	(84,509)	(26,928)	20,863	(37,582)
Preferred stock dividends	(10,443)	(10,435)	(10,474)	(10,484)	(10,494)
Gain on repurchase of preferred stock	—	125	200	142	—
Net income (loss) attributable to Company's common stockholders	31,465	(94,819)	(37,202)	10,521	(48,076)
Basic earnings (loss) per common share	$0.35	$(1.04)	$(0.41)	$0.12	$(0.52)
Diluted earnings (loss) per common share	$0.35	$(1.04)	$(0.41)	$0.11	$(0.52)
Weighted average shares outstanding - basic	90,683	90,984	91,193	91,314	92,548
Weighted average shares outstanding - diluted	91,189	90,984	91,193	91,672	92,548

Yield on average interest earning assets (1)	6.21%	6.03%	6.07%	6.24%	6.49%
Net interest spread (1)	1.02%	0.90%	0.48%	0.41%	1.11%
Undepreciated earnings (loss) (1)	$33,697	$(92,637)	$(35,022)	$12,641	$(46,116)
Undepreciated earnings (loss) per common share (1)	$0.37	$(1.02)	$(0.38)	$0.14	$(0.50)
Book value per common share	$11.31	$11.26	$12.44	$12.95	$13.27
Adjusted book value per common share (1)	$12.66	$12.93	$14.32	$15.41	$15.89

Dividends declared per common share	$0.20	$0.30	$0.30	$0.40	$0.40
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44
(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income, yield on average interest earning assets, average financing cost, net interest spread, undepreciated earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, RMBS, CMBS, ABS and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs,
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps,
•adjusted net interest income – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in gains (losses) on derivative instruments, net in the Company's consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy.

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

Prior to the quarter ended December 31, 2022, we also reduced GAAP interest expense by the interest expense on mortgages payable on real estate. Commencing with the quarter ended December 31, 2022, we reclassified the interest expense on mortgages payable on real estate to expenses related to real estate on our consolidated statements of operations and, as such, it is no longer included in GAAP interest expense. Prior period disclosures have been conformed to the current period presentation.
A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income to adjusted net interest income for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	December 31, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$76,119	$2,670	$—	$78,789
GAAP interest expense	(57,489)	—	(4,500)	(61,989)
GAAP total net interest income	$18,630	$2,670	$(4,500)	$16,800

GAAP interest income	$76,119	$2,670	$—	$78,789
Adjusted for:
Consolidated SLST CDO interest expense	(6,268)	—	—	(6,268)
Adjusted interest income	$69,851	$2,670	$—	$72,521

GAAP interest expense	$(57,489)	$—	$(4,500)	$(61,989)
Adjusted for:
Consolidated SLST CDO interest expense	6,268	—	—	6,268
Net interest benefit of interest rate swaps	5,703	—	988	6,691
Adjusted interest expense	$(45,518)	$—	$(3,512)	$(49,030)

Adjusted net interest income (1)	$24,333	$2,670	$(3,512)	$23,491

	September 30, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$61,346	$3,849	$—	$65,195
GAAP interest expense	(44,101)	—	(4,305)	(48,406)
GAAP total net interest income	$17,245	$3,849	$(4,305)	$16,789

GAAP interest income	$61,346	$3,849	$—	$65,195
Adjusted for:
Consolidated SLST CDO interest expense	(5,957)	—	—	(5,957)
Adjusted interest income	$55,389	$3,849	$—	$59,238

GAAP interest expense	$(44,101)	$—	$(4,305)	$(48,406)
Adjusted for:
Consolidated SLST CDO interest expense	5,957	—	—	5,957
Net interest benefit of interest rate swaps	2,994	—	872	3,866
Adjusted interest expense	$(35,150)	$—	$(3,433)	$(38,583)

Adjusted net interest income (1)	$20,239	$3,849	$(3,433)	$20,655

	June 30, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$53,907	$3,618	$15	$57,540
GAAP interest expense	(38,542)	—	(3,862)	(42,404)
GAAP total net interest income	$15,365	$3,618	$(3,847)	$15,136

GAAP interest income	$53,907	$3,618	$15	$57,540
Adjusted for:
Consolidated SLST CDO interest expense	(5,966)	—	—	(5,966)
Adjusted interest income	$47,941	$3,618	$15	$51,574

GAAP interest expense	$(38,542)	$—	$(3,862)	$(42,404)
Adjusted for:
Consolidated SLST CDO interest expense	5,966	—	—	5,966
Net interest benefit of interest rate swaps	909	—	555	1,464
Adjusted interest expense	$(31,667)	$—	$(3,307)	$(34,974)

Adjusted net interest income (1)	$16,274	$3,618	$(3,292)	$16,600

	March 31, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$53,519	$3,569	$48	$57,136
GAAP interest expense	(36,759)	—	(2,576)	(39,335)
GAAP total net interest income	$16,760	$3,569	$(2,528)	$17,801

GAAP interest income	$53,519	$3,569	$48	$57,136
Adjusted for:
Consolidated SLST CDO interest expense	(6,315)	—	—	(6,315)
Adjusted interest income	$47,204	$3,569	$48	$50,821

GAAP interest expense	$(36,759)	$—	$(2,576)	$(39,335)
Adjusted for:
Consolidated SLST CDO interest expense	6,315	—	—	6,315
Net interest benefit of interest rate swaps	37	—	29	66
Adjusted interest expense	$(30,407)	$—	$(2,547)	$(32,954)

Adjusted net interest income (1)	$16,797	$3,569	$(2,499)	$17,867

	December 31, 2022
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$59,370	$3,514	$64	$62,948
GAAP interest expense	(38,163)	—	(2,488)	(40,651)
GAAP total net interest income	$21,207	$3,514	$(2,424)	$22,297

GAAP interest income	$59,370	$3,514	$64	$62,948
Adjusted for:
Consolidated SLST CDO interest expense	(6,348)	—	—	(6,348)
Adjusted interest income	$53,022	$3,514	$64	$56,600

GAAP interest expense	$(38,163)	$—	$(2,488)	$(40,651)
Adjusted for:
Consolidated SLST CDO interest expense	6,348	—	—	6,348
Adjusted interest expense	$(31,815)	$—	$(2,488)	$(34,303)

Adjusted net interest income (1)	$21,207	$3,514	$(2,424)	$22,297

(1)Adjusted net interest income is calculated by subtracting adjusted interest expense from adjusted interest income.

Undepreciated Earnings (Loss)

Undepreciated earnings (loss) is a supplemental non-GAAP financial measure defined as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense related to operating real estate, net. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated earnings (loss) provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated earnings (loss) enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net income (loss) attributable to Company's common stockholders to undepreciated earnings (loss) for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net income (loss) attributable to Company's common stockholders	$31,465	$(94,819)	$(37,202)	$10,521	$(48,076)
Add:
Depreciation expense on operating real estate	2,232	2,182	2,180	2,120	1,960
Amortization of lease intangibles related to operating real estate	—	—	—	—	—
Undepreciated earnings (loss)	$33,697	$(92,637)	$(35,022)	$12,641	$(46,116)

Weighted average shares outstanding - basic	90,683	90,984	91,193	91,314	92,548
Undepreciated earnings (loss) per common share	$0.37	$(1.02)	$(0.38)	$0.14	$(0.50)

Adjusted Book Value Per Common Share

Previously, we presented undepreciated book value per common share as a non-GAAP financial measure. Commencing with the quarter ended December 31, 2022, we discontinued disclosure of undepreciated book value per common share and instead present adjusted book value per common share, also a non-GAAP financial measure.

When presented in prior periods, undepreciated book value was calculated by excluding from GAAP book value the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period. Since we began disclosing undepreciated book value, we identified additional items as materially affecting our book value and believe they should also be incorporated in order to provide a more useful non-GAAP measure for investors to evaluate our current performance and trends and facilitate the comparison of our financial performance and adjusted book value per common share to that of our peers. Accordingly, we calculate adjusted book value per common share by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our liabilities that finance our investment portfolio to fair value.

Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, the CDOs issued by our residential loan securitizations, senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a more useful measure for investors and us than undepreciated book value as it provides a more consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Company's stockholders' equity	$1,579,612	$1,575,228	$1,690,712	$1,737,506	$1,767,216
Preferred stock liquidation preference	(554,110)	(554,110)	(555,699)	(556,645)	(557,125)
GAAP book value	1,025,502	1,021,118	1,135,013	1,180,861	1,210,091
Add:
Cumulative depreciation expense on real estate (1)	21,801	21,817	23,157	33,553	31,433
Cumulative amortization of lease intangibles related to real estate (1)	14,897	21,356	30,843	59,844	59,844
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	30,062	17,043	27,640	44,237	44,237
Adjustment of amortized cost liabilities to fair value	55,271	90,929	90,129	86,978	103,066
Adjusted book value	$1,147,533	$1,172,263	$1,306,782	$1,405,473	$1,448,671

Common shares outstanding	90,675	90,684	91,250	91,180	91,194
GAAP book value per common share (2)	$11.31	$11.26	$12.44	$12.95	$13.27
Adjusted book value per common share (3)	$12.66	$12.93	$14.32	$15.41	$15.89

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own joint venture equity investments in entities that own multi-family properties. We determined that these joint venture entities are VIEs and that we are the primary beneficiary of all but two of these VIEs, resulting in consolidation of the VIEs where we are the primary beneficiary, including their assets, liabilities, income and expenses, in our consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests. With respect to the two additional joint venture equity investments for which we determined that we are not the primary beneficiary, we record our equity investments at fair value.

In September 2022, the Company announced a repositioning of its business through the opportunistic disposition over time of the Company's joint venture equity investments in multi-family properties and reallocation of its capital away from such assets to its targeted assets. Accordingly, as of December 31, 2023, the Company determined that certain joint venture equity investments met the criteria to be classified as held for sale and the assets and liabilities of the respective Consolidated VIEs are reported in assets and liabilities of disposal group held for sale.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of December 31, 2023, the Company determined it is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our consolidated financial statements as of December 31, 2023 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$15,612
Real estate, net	979,934
Lease intangible, net (1)	2,378
Assets of disposal group held for sale	426,017
Other assets	34,657
Total assets	$1,458,598

Mortgages payable on real estate, net	$784,421
Liabilities of disposal group held for sale	386,024
Other liabilities	21,797
Total liabilities	$1,192,242

Redeemable non-controlling interest in Consolidated VIEs	$28,061
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(30,062)
Non-controlling interest in Consolidated VIEs	17,150
Non-controlling interest in disposal group held for sale	3,178
Net equity investment (2)	$248,029

(1)Included in other assets in the accompanying consolidated balance sheets.
(2)The Company's net equity investment as of December 31, 2023 consists of $211.2 million of net equity investments in consolidated multi-family properties and $36.8 million of net equity investments in disposal group held for sale.